================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                                SYNTHETECH, INC.
             (Exact Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:
================================================================================

                                SYNTHETECH, INC.

                               1290 Industrial Way
                              Albany, Oregon 97321

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Synthetech, Inc., an Oregon corporation (the "Company"), will be held at the Portland Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon on July 17, 2003, at 1:30 p.m., Pacific Time, for the following purposes:

1. To elect two Class III Board members for a term of three years.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on June 12, 2003 are entitled to notice of and to vote at the meeting.

Our annual report to shareholders for the fiscal year ended March 31, 2003 is enclosed.

You may vote your shares by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope (which is postage prepaid if mailed in the United States). If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet. Please follow the instructions on the form you receive from your bank or broker.

You may attend the meeting and vote your shares in person even if you have submitted a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         Gary A. Weber
                                         Secretary
June 12, 2003
Albany, Oregon

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT SO THAT YOUR SHARES WILL BE VOTED. IN THE EVENT YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                SYNTHETECH, INC.

                               1290 Industrial Way
                              Albany, Oregon 97321


                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Synthetech, Inc., an Oregon corporation (the "Company"), for use at the 2003 Annual Meeting of Shareholders which will be held on July 17, 2003 at 1:30 p.m., Pacific Time at the Portland Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and form of proxy card were first mailed to shareholders on or about June 17, 2003.

                                     PROXIES

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile message.

Please MARK, SIGN and DATE the enclosed proxy card and RETURN it promptly in the enclosed envelope provided for this purpose.

                              REVOCATION OF PROXIES

You may revoke or change your proxy at any time before it is voted by sending a written revocation to Synthetech's Secretary, Gary A. Weber, by providing a later dated proxy, by voting in person at the meeting or, if your shares are held in the name of a bank or broker, you may be able to revoke or change your proxy by telephone. Attendance at the meeting will not, by itself, revoke a proxy.

                        ACTION TO BE TAKEN UNDER PROXIES

At the close of business on June 12, 2003, the record date for determining shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 14,339,142 shares of common stock. Each such shareholder will be entitled to one vote for each such share held on all matters to be voted upon at the meeting.

All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any directions given, shares will be voted in accordance with the Board of Directors' recommendations. We are not aware of any matters to be voted on at the meeting other than as stated in this proxy statement. If any other matters are properly presented at the meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote your shares in their best judgment.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative votes and negative votes. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum at the

Meeting. If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Meeting.

Abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purpose of determining the presence of a quorum, but do not constitute a vote "for" or "against" any proposal and thus will be disregarded in the calculation of votes cast. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Shareholders of the Company may submit proposals for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders. The proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order for a proper shareholder proposal to be included in the proxy materials for the 2004 Annual Meeting of Shareholders, it must be received by the Secretary of the Company, at its corporate headquarters, 1290 Industrial Way, Albany, Oregon 97321, not later than February 17, 2004.

The Company's bylaws also provide that a shareholder may not present a matter for action at a meeting (other than matters included in the notice of the meeting) unless the shareholder has delivered written notice thereof to the Secretary of the Company not less than 60 days (May 18, 2004) and not more than 90 days (April 18, 2004) prior to the first anniversary of the preceding year's annual meeting. The notice must include the information listed in the bylaw provision.

If the Company receives proper notice of the shareholder proposal pursuant to the Company's bylaws and such notice is not received a reasonable time prior to mailing by the Company of its proxy materials for the 2004 Annual Meeting of Shareholders, the Company's proxy holders will use the discretionary authority granted by the proxy cards to vote on the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to that meeting.

                              ELECTION OF DIRECTORS

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF EACH NOMINEE

The Board of Directors consists of eight directors, divided into three classes, serving staggered three-year terms. At the 2003 Annual Meeting of Shareholders, two Class III directors are to be elected to hold office until the 2006 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified. The Board of Directors proposes for election Howard L. Farkas, and M. "Sreeni" Sreenivasan, each of whom was previously elected as Class III directors of the Company at the Company's 2000 Annual Meeting of Shareholders. If either of the nominees becomes unavailable for any reason (which is not now anticipated), the proxies will vote the shares represented by each proxy for such substitute nominee as approved by the Board of Directors.

The name and age of each nominee for director and each continuing director, their principal positions and offices held in the Company, and the period of time each director has served as a director of the Company are set forth below:

                       Name, Age & Position Held                Director of the
          Class            with the Company                      Company Since
          -----            ----------------                      -------------

           III         Howard L. Farkas (79)                          1985
                       Director

           III         M. ("Sreeni") Sreenivasan (54)                 1995
                       President, Chief Executive Officer and
                       Director

            I          Paul C. Ahrens (51)                            1981
                       Chairman of the Board

            I          Page E. Golsan III (65)                        1991
                       Director

            I          Daniel T. Fagan (51)                           2001
                       Director

           II          David R. Clarke (50)                           2001
                       Director

           II          Edward M. Giles (67)                           1997
                       Director
                                                                      1997
           II          Charles B. Williams (56)
                       Director

The following is a brief account of the business experience of each nominee and continuing director.

Nominees for Directors
----------------------

TERM EXPIRING IN 2006

Howard L. Farkas. Mr. Farkas has served as a director of the Company since 1985. Mr. Farkas serves as the Chairman of the Board of Logic Devices Incorporated, Sunnyvale, California, a public corporation that designs and manufactures semiconductors. Since 1981 he has been the President of Farkas Group, Inc., a business management group, and since 1992 he has been President of Windsor Gardens Realty, Inc., which is engaged in residential real estate brokerage. He has also served as a Director of Union Bank & Trust in Denver, Colorado from 1963 to 2002. Mr. Farkas serves as a director of several private corporations and limited liability companies, a number of which he serves as chief executive officer. Mr. Farkas graduated from the University of Denver School of Business with a Bachelor of Science degree in Business Administration, is a practicing real estate broker and though not presently in public or private practice has been a certified public accountant since 1951. Mr. Farkas served in Europe with the U.S. Army Corps of

Engineers during the Second World War and retired from the U.S. Army Reserves with the rank of Major.

M. "Sreeni" Sreenivasan. Mr. Sreenivasan has served as a director of the Company since 1995. He has served as President and Chief Executive Officer since 1995 and as Chief Operating Officer from 1990 through 1995. From 1988 to 1990 he was Executive Vice President and General Manager and from 1987 to 1988 he was Director of Manufacturing. Previously, he worked for Ruetgers-Nease Chemical Co. (bulk pharmaceuticals and other fine chemicals) for 13 years in various technical and manufacturing management capacities, including 7 years as Plant Manager of their Augusta, Georgia plant. Mr. Sreenivasan received his M.S. in Chemical Engineering from Bucknell University and his M.B.A. from Penn State University.

Continuing Term Directors
-------------------------

TERM EXPIRING IN 2004

Paul C. Ahrens. Mr. Ahrens has been a director of the Company since its inception in 1981 and became Chairman of the Board in 1995. Since 1996, he has been the founder and President of Groovie Moovies, Ltd., a film production company. Mr. Ahrens, a founder of the Company, served as President and Chief Executive Officer of Synthetech from 1989 through 1995. From 1981 through 1989 he was the Vice President of Technology. From 1979 to 1980, Mr. Ahrens served as Vice President of Engineering of Colorado Organic Chemical Company, an organic chemical manufacturing company located in Commerce City, Colorado. Prior thereto, Mr. Ahrens spent five years with Allied Chemical and CIBA-Geigy in various engineering and research capacities. Mr. Ahrens holds B.S. and M.S. degrees in Chemical Engineering from Massachusetts Institute of Technology.

Daniel T. Fagan. Mr. Fagan has served as a director of the Company since 2001. Since July 2001, Mr. Fagan has been President of ProGen Biologics LLC, a private biopharmaceutical company developing healthcare solutions for people suffering from autoimmune diseases. In addition, Mr. Fagan has also been a consultant to the biopharmaceutical industry since November 2000. From 1992 to 2000, Mr. Fagan was employed as the General Manager of Peptides by Mallinckrodt, Inc. (bulk pharmaceutical manufacturer), a subsidiary of Tyco International. From 1978 to 1991, he was employed in various capacities including President from 1987 to 1991 by Sigma Chemical (fine chemical manufacturer), a subsidiary of Sigma Aldrich Corporation. Mr. Fagan holds a B.A. in Chemistry from Otterbein College and a Ph.D. in Chemistry from Case Western Reserve University.

Page E. Golsan III. Mr. Golsan has served as a director of the Company since 1991. Since 1986, he has been a principal of P.E. Golsan & Co. LLC, (formerly Golsan Management Company), a private capital management firm. From 1990 to 1992, Mr. Golsan was a senior advisor with Bane Barham & Holloway, registered investment advisors under the Investment Advisor Act of 1940. From 1987 to 1989 he was the Executive Vice President of Calumet Industries, Inc., Chicago, Illinois (manufacturer and marketer of petro-chemicals and other fine chemicals). Prior to 1987, he was the President and Chief Operating Officer of the K&W Products Division (specialty chemical manufacturing) of Berkshire Hathaway, Inc. In March 2003, Mr. Golsan was elected to serve on the Board of Pioneer Trust Bank, N.A. Mr. Golsan holds an M.A. in Finance from Claremont Graduate School of Business and a Doctorate in Pharmacy and a B.A. in Chemistry and Zoology, both from the University of Southern California.

TERM EXPIRING IN 2005

David R. Clarke. Mr. Clarke has served as a director of the Company since 2001. Since June 2001, Mr. Clarke has been Vice President Business Development and a director of NinaTek, Inc., a private company developing product intelligence solutions for global 2000 manufacturers. From 1995 until 2001, Mr. Clarke was the President of Venture Counsel, P.C., a law firm providing legal and strategic advice to a select portfolio of growth companies. From 1988 to 1995, Mr. Clarke was a partner in the securities and corporate finance group at Perkins Coie. Mr. Clarke graduated cum laude with a B.A. in Economics from The University of Pennsylvania and magna cum laude with a J.D. from Cornell Law School.

Edward M. Giles. Mr. Giles has served as a director of the Company since 1997. Since 1989, Mr. Giles has served as Chairman of The Vertical Group, Inc., a venture capital investment firm. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm. He is currently a director of Ventana Medical Systems, Inc. (medical diagnostic company). Mr. Giles received a B.S. in Chemical Engineering from Princeton University and an M.S. in Industrial Management from the Massachusetts Institute of Technology.

Charles B. Williams. Mr. Williams has served as a director of the Company since 1997. In July 2002, Mr. Williams retired from the Company, where he held the position of Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary. Mr. Williams started with the Company in 1988 as the Controller. Prior thereto, he was Controller for White's Electronics, Inc. of Sweet Home, Oregon for 5 years. From 1976 to 1983, he held several accounting and financial positions with Teledyne Wah Chang, a metals producer in Albany, Oregon. Mr. Williams earned his B.S. in Economics and M.B.A. from Oregon State University.

Board Meeting and Committees
----------------------------

During the last fiscal year, there were five meetings of the Board of Directors and the Board took action by written consent on two other occasions. During the last fiscal year, each director was present for more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

The Board of Directors has established an Audit Committee, the current members of which are Howard Farkas, Page Golsan and David Clarke. Each member of the Audit Committee is independent as defined under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board has previously adopted and approved a charter for the Audit Committee. The Audit Committee is authorized to meet with management and the Company's independent public accountants to consider fiscal accounting matters. The principal functions of the Audit Committee are to recommend selection of independent auditors to the Board of Directors and to review the scope and result of audits. The Audit Committee met six times during the last fiscal year and took action by written consent on one other occasion. The Company has also established a Compensation Committee, the current members of which are Paul Ahrens, Edward Giles and Daniel Fagan. The Compensation Committee is authorized to review and set officer compensation and to serve as the Plan Administrator in connection with all awards other than nonemployee director option grants for the 2000 Stock Incentive Plan. The Compensation Committee took action by written consent three times during the last fiscal year. The Company has not established a nominating committee.

Directors' Compensation
-----------------------

In fiscal 1997, the Company established a policy to grant all current, non-employee directors (other than Mr. Ahrens, who does not receive stock options) upon election a nonqualified stock option for 15,000 shares. The options vest at the rate of 3,000 shares at the next and each of the subsequent four annual shareholder meetings. This option is intended to provide the outside director with the equivalent of an annual grant of 3,000 shares. The Company does not anticipate granting any additional options to any director until the end of such director's fifth year of service. The exercise price of the options will be set at the fair market value of the Common Stock on the date of the grant.

Since fiscal 1998, the Company has provided non-employee directors a fee of $1,000 per meeting, up to a maximum of $5,000 per year. The Company also established a policy to grant upon election to all new non-employee directors a one-time nonqualified stock option for 10,000 shares which vests immediately. This 10,000-share option is in addition to the 15,000-share option described above. Like the 15,000-share option, the exercise price of the 10,000-share option will be set at the fair market value of the Common Stock on the date of grant.

Mr. Ahrens performs market research and patent development work for the Company and receives a monthly consulting fee for these services. Beginning in April 2003, the Company is paying Mr. Ahrens $2,500 per month for these services.

Mr. Williams receives severance payments of $10,942 per month pursuant to the terms of an Employment Agreement entered into when he was an executive officer of the Company. These payments will end in July, 2003.

Employment Agreements
---------------------

In July 1997, the Company entered into Employment Agreements with Messrs. Sreenivasan, and Williams (collectively, "Executives" and individually, "Executive"). In addition to providing for an annual base salary, the Agreements have certain noncompetition and nonsolicitation provisions. Pursuant to the Agreements, the Company will pay the Executives certain payments after termination of employment for any reason other than death. Specifically, the Company will pay an amount equal to the base salary earned by the Executive during the twelve month period immediately preceding the date of termination plus an additional amount for one year of health insurance coverage. The Company has certain rights to extend the agreements and payments under the Agreement for a total of 24 months after termination of an Executive's employment. In the event the Executive should die during the payment period, the Company's payment obligation immediately terminates.

Report of the Compensation Committee on Executive Compensation
--------------------------------------------------------------

The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals noted below, each of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plan, in which capacity the Compensation Committee reviews and approves stock option grants to all employees.

Compensation Philosophy. Synthetech's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing shareholder value over the long term. The use of stock options clearly links the interests of the CEO and other officers and employees of the Company to the interests of the shareholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

Components of Executive Compensation. The principal components of compensation for Synthetech's CEO and other executives are base salary, bonuses and stock options.

Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. In addition, the Company relies on bonuses in order to emphasize the importance of performance.

The equity component of compensation for Synthetech's CEO and other executives is the stock option program. Stock options are generally granted when an executive joins the Company and, typically, on an annual basis thereafter. The options granted to the executives from the 2000 Stock Incentive Plan vest over a period of four years. The purpose of the annual option grants is to ensure that the executive always has options that vest in increments over the following four-year period. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation.

Other elements of compensation for Synthetech's CEO and other executives are participation in a Company-wide life insurance, long-term disability insurance, medical benefits and ability to defer compensation pursuant to a 401(k) plan. Matching Company contributions to the 401(k) plan of up to 10% of eligible base pay were made in fiscal 2003.

Based on the Company's financial results in fiscal 2003, the Compensation Committee did not grant bonuses to Synthetech's CEO or any other executive officer.

                                 Paul C. Ahrens
                                 Edward M. Giles
                                 Daniel T. Fagan
                                 COMPENSATION COMMITTEE OF THE BOARD
                                 OF DIRECTORS

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

The members of the Compensation Committee are Paul C. Ahrens, Edward M. Giles and Daniel T. Fagan, all of whom are independent, non-employee directors. Mr. Ahrens was an officer of the Company from 1981-1995. None of our executive officers serves as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Family Relationships
--------------------

There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer of the Company, and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

Summary of Cash and Certain Other Compensation
----------------------------------------------

The following table provides certain summary information concerning compensation paid by the Company to the Company's Chief Executive Officer and its four most highly compensated executive officers (the "Named Persons") whose salary and bonus exceeded $100,000 during the fiscal year- ended March 31, 2003:

                           Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------
                                                                             Long-Term               All Other
                                          Annual Compensation               Compensation        Compensation ($)(2)
-------------------------------- -------------------------------------- --------------------- -------------------------
Name and                                                                Securities
Principal Position                 Year(1)   Salary ($)    Bonus ($)    Underlying Options
                                                                        (#)(4)
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
CURRENT OFFICERS
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
M. ("Sreeni") Sreenivasan          2003      204,000             -              20,000                13,020
President & Chief Executive        2002      204,000         7,500(3)          124,500                10,758
Officer                            2001      186,000        15,000(3)           11,500                12,800
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
Gary A. Weber(7)                   2003      101,563             -              30,000                19,800(9)
Vice President of Finance and
Administration & Chief
Financial Officer
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
Joel D. Melka                      2003      118,500             -              25,000                 5,613
Vice President of Operations       2002      111,000             -               2,500                 5,250
                                   2001      103,000             -              17,000                 5,100
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
Michael J. Cannarsa                2003      144,000             -              15,000                10,500(5)
Director of Business               2002      144,000             -                   -                 6,750(5)
Development                        2001       30,780                            40,000                 8,450(6)
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
FORMER OFFICER
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------
Charles B. Williams(8)             2003       58,711             -              23,000(10)             6,871
Past Vice President of Finance     2002      124,000             -              96,500                10,500
and Administration & Chief         2001      113,500             -              11,500                10,900
Financial Officer
-------------------------------- ---------- ------------ -------------- --------------------- -------------------------

-----------------------
(1)  Fiscal year ended March 31.
(2) Unless otherwise footnoted, represents Company contributions to the account of the Named Persons under the Company's 401(k) plan.
(3) In fiscal 1999, Mr. Sreenivasan was granted a special $45,000 bonus payable over thirty-six months. The bonus figures include a $7,500 payment in fiscal 1999 and 2002 and a $15,000 payment in fiscal 2001 and 2000.
(4) All of the stock options included in this table for fiscal 2002 were granted pursuant to the Company's option exchange program. Options to purchase 11,500 shares granted to each of Mr. Sreenivasan and Mr. Williams in fiscal 2001, options to purchase 14,000 shares granted to each of Mr. Sreenivasan and Mr. Williams in fiscal 2000 and options to purchase 2,500 shares granted to Mr. Melka in fiscal 2000 were cancelled in fiscal 2002 and replaced pursuant to the Company's option exchange program.
(5)  Includes car allowance included in taxable income and (2) above.
(6) Includes car allowance and initial office set-up included in taxable income.
(7)  Mr. Weber joined the Company in June 2002.
(8) Mr. Williams retired from the Company in July 2002. Mr. Williams continues with the Company as a Director.
(9) Represents the value between the exercise price of a nonqualified stock option and the market price of the Company's common stock on the date the option was granted. The option's exercise price was equal to 20% of the Company's Common Stock as of the date of grant.
(10) Includes an Option for 15,000 shares that Mr. Williams received upon his election as a Director of the Company. This option was not granted in connection with Mr. Williams' service as an executive officer of the Company.

Stock Option Grants in Last Fiscal Year
---------------------------------------

The following table provides information, with respect to the Named Persons, concerning the grant of stock options during fiscal year 2003.

                                  Stock Options Grants in the Last Fiscal Year
 ----------------------------------------------------------------------------------------------------------------------

                                                                               Potential Realizable Value at Assumed
                                                                                    Annual Rates of Stock Price
                                            Individual Grants                  Appreciation (Through Expiration Date)
 ----------------------------------------------------------------------------------------------------------------------
                             Number of
                             Securities
                             Underlying     % of      Exercise
                              Options       Total       Price     Expiration
 Name                           (#)      Options(1)   ($/Sh)(2)      Date        0% ($)(4)   5% ($)(4)     10% ($)(4)
 ----------------------------------------------------------------------------------------------------------------------
 M. ("Sreeni") Sreenivasan      20,000       7%         $2.07      May 2012           $0      $26,036       $65,981
 ----------------------------------------------------------------------------------------------------------------------
 Gary A. Weber                  15,000                  $1.65      June 2012
                                15,000      10%         $0.33(3)   June 2012     $19,800(3)   $51,308       $99,646
                                ------
                                30,000
 ----------------------------------------------------------------------------------------------------------------------
 Joel D. Melka                  25,000       9%         $2.07      May 2012           $0      $32,545       $82,476
 ----------------------------------------------------------------------------------------------------------------------
 Michael J. Cannarsa            15,000       5%         $2.07      May 2012           $0      $19,500       $49,500
 ----------------------------------------------------------------------------------------------------------------------
 Charles B. Williams             8,000                  $2.07      May 2012
                                15,000(5)             $1.58(5)     July 2012
                                ---------
                                23,000       8%                                       $0      $25,319         $64,164
 ----------------------------------------------------------------------------------------------------------------------

 -----------------------

(1) Based on an aggregate of 287,100 options being granted to all employees during the fiscal year ended March 31, 2003.
(2) These options were granted under the Company's 2000 Stock Incentive Plan. Unless otherwise stated, each option has an exercise price equal to the fair market value of the Company's Common Stock as of the date of the grant. These grants vest at a rate of 25% annually beginning April 1, 2002, except for the option issued to Mr. Weber, which vests 25% annually beginning June 10, 2002.

(3) Nonqualified stock option granted under the Company's 2000 Stock Incentive Plan. The option's exercise price was equal to 20% of the Company's Common Stock as of the date of grant. This grant vests at a rate of 25% annually from the date of grant.
(4) The 0%, 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices for its Common Stock.
(5) Represents an Option for 15,000 shares that Mr. Williams received upon his election as a Director of the Company. This option was not granted in connection with Mr. Williams' service as an executive officer of the Company. This option vests at the rate of 3,000 shares at the next and each of the subsequent five annual shareholder meetings.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
--------------------------------------------------------------------------
Values
------

None of the Named Persons exercised stock options during fiscal 2003. The following table provides information, with respect to the Named Persons, concerning unexercised options held by them at March 31, 2003.

                                Fiscal Year-End Option Value
--------------------------------------------------------------------------------------------------------------
                                                                                   Value of Unexercised
                                       Number of Securities Underlyihng          In-the-Money Options at
Name                                              Unexercised                     Fiscal Year-End ($)(1)
                                          Options at Fiscal Year-End
                                    --------------------------------------------------------------------------
                                       Exercisable        Unexercisable       Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------
M. ("Sreeni") Sreenivasan                 93,375             51,125                 $-0-            $-0-
--------------------------------------------------------------------------------------------------------------
Gary A. Weber                                  -             30,000                 $-0-         $11,850
--------------------------------------------------------------------------------------------------------------
Joel D. Melka                             28,875             25,625                $400             $-0-
--------------------------------------------------------------------------------------------------------------
Michael J. Cannarsa                       20,000             35,000              $6,300           $6,300
--------------------------------------------------------------------------------------------------------------
Charles B. Williams                       72,375             47,125(2)              $-0-            $-0-
--------------------------------------------------------------------------------------------------------------

-----------------------
(1) Represents the difference between the exercise price of the options with exercise prices below $1.12 and the $1.12 closing price of the Company's Common Stock on March 31, 2003.
(2) Includes an Option for 15,000 shares that Mr. Williams received upon his election as a Director of the Company. This option was not granted in connection with Mr. Williams' service as an executive officer of the Company.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER EQUITY
-------------------------------------------------

The following graph and table provide a comparison of the five year cumulative total stockholder return on (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (U.S.), and (iii) the S&P Specialty Chemicals Index. The graph assumes that $100 was invested on March 31, 1998 in the Company's Common Stock, the Nasdaq Stock Market Index (U.S.), and the S&P Specialty Chemicals Index, and that all dividends were reinvested on the date paid. Historic stock price performance is not necessarily indicative of future stock price performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG SYNTHETECH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S & P SPECIALTY CHEMICALS INDEX





                            [LINE GRAPH APPEARS HERE]




-------------------------------------------------------------------------------------
                                 3/31/98  3/31/99  3/31/00  3/31/01  3/31/02  3/31/03
                                 -------  -------  -------  -------  -------  -------
 Synthetech, Inc.                $100.00   $70.71   $67.68   $34.34   $29.01   $18.10
 Nasdaq Stock Market Index(U.S.) $100.00  $135.08  $250.99  $100.60  $101.32   $74.38

 S&P Specialty Chemicals Index   $100.00   $85.33   $92.18   $79.18  $100.26   $92.08

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock and percentage of outstanding shares of Common Stock of the Company owned as of May 31, 2003, by persons who hold of record or are known to beneficially own 5% or more of the outstanding common stock of the Company, each nominee and director of the Company, the Named Persons and all officers, key employees and directors as a group.

Name and Address of                      Amount and Nature of     Percent of
Beneficial Owner                         Beneficial Ownership      Class(1)
----------------                         --------------------      --------

Brown Capital Management                    1,529,200(2)            10.3%
1201 N. Calvert Street
Baltimore, MD  21202

Wells Fargo & Company                       1,172,280(3)             7.9%
420 Montgomery Street
San Francisco, CA  94104

Paul C. Ahrens                              1,148,291                7.8%
1290 Industrial Way
Albany, OR  97321

M. ("Sreeni") Sreenivasan                     620,393(4)             4.2%

Edward M. Giles                               279,750(5)             1.9%

Charles B. Williams                           277,495(6)             1.9%

Howard L. Farkas                              111,250(7)              *

Page E. Golsan, III                            53,250(8)              *

David R. Clarke                                38,000(9)              *

Joel D. Melka                                  35,125(10)             *

Daniel T. Fagan                                32,900(11)             *

Michael J. Cannarsa                            23,750(12)             *

Gary A. Weber                                  10,600(13)             *

Michael C. Standen                              6,500(14)             *


All Officers, Key Employees and             2,637,304(15)           17.8%
Directors as a Group (12 persons)
----------------------
*less than 1%.

(1) The denominator used in calculating the percentage is equal to the number of shares outstanding plus the number of shares the beneficial owner (or group of beneficial owners) has a right to acquire immediately or within sixty days pursuant to warrants or options.

(2) Based on Schedule 13G filings, pursuant to which Brown Capital Management disclosed controlling 1,529,200 shares of common stock with sole dispositive power. Of these shares, Brown Capital Management further disclosed that it had sole voting power over 1,475,600 shares of common stock.

(3) Based on Schedule 13G filing pursuant to which Wells Fargo & Company and Wells Fargo Investments, LLC disclosed controlling 1,172,280 shares of common stock with shared dispositive power.

(4) Includes 522,018 shares held in the Sreenivasan Living Trust, of which Mr. Sreenivasan and his spouse are the trustees, and 98,375 shares of common stock that Mr. Sreenivasan has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 46,125 shares of common stock issuable pursuant to stock options held by Mr. Sreenivasan, which are not exercisable now or within sixty (60) days.

(5) Includes 18,750 shares of common stock that Mr. Giles has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 6,250 shares of common stock issuable pursuant to stock options held by Mr. Giles, which are not exercisable now or within sixty (60) days. Also includes 60,000 shares of common stock held by two individuals who have granted to Mr. Giles the investment powers associated with these shares. Mr. Giles disclaims beneficial ownership over these 60,000 shares

(6) Includes 200,120 shares held in the Williams Living Trust, of which Mr. Williams and his spouse are the trustees, and 77,375 shares of common stock that Mr. Williams has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 42,125 shares of common stock issuable pursuant to stock options held by Mr. Williams which are not exercisable now or within sixty (60) days.

(7) Includes 61,250 shares of common stock that Mr. Farkas has the right to acquire immediately or within sixty (60) days pursuant to stock options. Mr. Farkas disclaims ownership over 50,000 shares of common stock held in his name, which have been pledged as security for a loan and over which Mr. Farkas has no voting control. Excludes 3,750 shares of common stock issuable pursuant to stock options held by Mr. Farkas, which are not exercisable now or within sixty (60) days.

(8) Includes 11,250 shares of common stock that Mr. Golsan has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 3,750 shares of common stock issuable pursuant to stock options held by Mr. Golsan, which are not exercisable now or within sixty (60) days.

(9) Includes 36,000 shares of common stock that Mr. Clarke has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 9,000 shares of common stock issuable pursuant to stock options held by Mr. Clarke, which are not exercisable now or within sixty (60) days.

(10) Includes 35,125 shares of common stock that Mr. Melka has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 19,375 shares of common stock issuable pursuant to stock options held by Mr. Melka, which are not exercisable now or within sixty (60) days.

(11) Includes 16,000 shares of common stock that Mr. Fagan has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 9,000 shares of common stock issuable pursuant to stock options held by Mr. Fagan, which are not exercisable now or within sixty (60) days.

(12) Includes 23,750 shares of common stock that Mr. Cannarsa has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 31,250 shares of common stock issuable pursuant to stock options held by Mr. Cannarsa, which are not exercisable now or within sixty (60) days.

(13) Includes 7,500 shares of common stock that Mr. Weber has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 22,500 shares of common stock issuable pursuant to stock options held by Mr. Weber, which are not exercisable now or within sixty (60) days.

(14) Includes 6,500 shares of common stock that Mr. Standen has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 11,500 shares of common stock issuable pursuant to stock options held by Mr. Standen, which are not exercisable now or within sixty (60) days.

(15) See footnotes 4 through 14.

Schedule 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required, the Company believes that, during the fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except that Mr. Standen, an executive officer of the Company, failed to timely file a report on Form 3 related to his promotion to Technical Director, an executive office.

                              SELECTION OF AUDITORS

Effective May 9, 2002, the Company dismissed Arthur Andersen LLP ("Andersen") as its independent public auditor and engaged KPMG LLP ("KPMG") as its new independent public auditor. The Board of Directors has selected KPMG as the Company's independent auditors for fiscal 2004. KPMG has audited the financial statements of the Company since the fiscal year ended March 31, 2002.

Andersen had served as the Company's independent public auditor from the fiscal year ended March 31, 1989 through the date of such dismissal. The members of the Company's Audit Committee participated in the decision to dismiss Andersen and the dismissal was approved by the Company's Board of Directors. The engagement of KPMG was recommended by the Company's Audit Committee and approved by its Board of Directors.

None of Andersen's reports on the Company's consolidated financial statements for the fiscal years ended March 31, 2001 and 2002 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2001 and 2002 and through May 9, 2002, there were no disagreements between the Company and Anderson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Company's consolidated financial statements for such years or such period, and there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2001 and 2002 and through May 9, 2002, the Company did not consult KPMG regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

It is expected that representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees
----------

The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2003 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $52,800.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

The Company did not incur any fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2003.

All Other Fees
--------------

The aggregate fees billed by KPMG for services rendered to the Company other than the services described above under "Audit Fees" and " Financial Information Systems Design and Implementation Fees," for the fiscal year ended March 31, 2003 were $20,450, consisting primarily of tax and accounting services.

The Audit Committee has considered the provision of services by KPMG for financial information system disclosure and implementation and for other non-audited related services and has determined that the provision of such services is compatible with the maintenance of KPMG's independence.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended March 31, 2003 (the "Audited Financial Statements"). The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Report of the Audit Committee
-----------------------------

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. In this context, the Audit Committee reviewed and discussed with management and the independent auditors the Audited Financial Statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed under applicable accounting standards, including those described by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has recommended to the Board that the Audited Financial Statements be included in The Company's Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

                                             David R. Clarke
                                             Howard L. Farkas
                                             Page E. Golsan III
                                             AUDIT COMMITTEE OF THE
                                             BOARD OF DIRECTORS

                                  OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the meeting and knows of no matters to be brought before the Annual Meeting by others. If any matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

                                  HOUSEHOLDING

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2003 Annual Report have been sent to your address. Each shareholder will continue to receive a separate voting instruction form.

To request an individual copy or to revoke your consent to householding and in the future receive your own set of proxy materials, please notify us in writing at: Synthetech, Inc., 1290 Industrial Way, Albany, Oregon 97321, Attn: the Secretary. If revoking your consent to householding, please indicate your name, the name of each of your brokerage firms or banks where your shares are held and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.





Dated:  June 12, 2003                                         Gary A. Weber
                                                              Secretary

PROXY                            SYNTHETECH, INC.                          PROXY
                      1290 Industrial Way, Albany, OR 97321
 Annual Meeting of Shareholders of Synthetech, Inc. to be held on July 17, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) hereby appoint(s) M. ("Sreeni") Sreenivasan and Gary A. Weber, and either of them, Proxies with full power of substitution in each and hereby authorize(s) them to represent and vote, as designated below, all the shares of Common Stock held of record by the undersigned on June 12, 2003, at the Annual Meeting of Shareholders of Synthetech, Inc., to be held on July 17, 2003, or any adjournments or postponements thereof. The undersigned hereby authorize(s) the Proxies to vote on the matters set forth in the Proxy Statement of the Company dated June 12, 2003, as follows:

1. ELECTION OF DIRECTORS

         [_] FOR all nominees listed below as Class III Directors (EXCEPT AS
             MARKED TO THE CONTRARY BELOW) or, if any named nominee is unable to serve, or a substitute nominee.

         [_] WITHHOLD AUTHORITY to vote for all nominees listed below.
                  HOWARD L. FARKAS                M. SREENIVASAN




IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN ON REVERSE HEREOF AND RETURN THIS PROMPTLY.  THANK YOU.
       ---- -- -------

THE BOARD OF DIRECTORS HAS NOMINATED AND RECOMMENDS A VOTE FOR THE ELECTION OF HOWARD L. FARKAS AND M. SREENIVASAN AS CLASS III DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT.


                                       DATE:
                                            ------------------------------------

                                       -----------------------------------------
                                                       Signature


                                       -----------------------------------------
                                               Signature if held jointly

                                        PLEASE INDICATE ANY CHANGES IN ADDRESS

                                        Please sign name exactly as it appears
                                        hereon. When shares are registered in
                                        more than one name, the signatures of
                                        all such persons are required. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.